Exhibit 10aaa
                                               Performance Share Agreement -
                                               Non 162(m) Participants



           BELLSOUTH CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN
                   FORM OF PERFORMANCE SHARES AWARD AGREEMENT


                  BellSouth Corporation, a Georgia corporation ("BellSouth"), acting pursuant to action of its Board of Directors and in accordance with the BellSouth Corporation Stock and Incentive Compensation Plan (the "Plan"), hereby grants to ________________ ("Employee") Performance Shares under the terms set forth in this Performance Shares Award Agreement ("Agreement"), effective as of ___________:

        1. Award Grant. BellSouth grants to Employee ______ Performance Shares as described in Section 9.1 of the Plan effective as of the date above (the "Award"). This Award is subject to the terms and conditions of this Agreement, and to the further terms and conditions applicable to Performance Shares as set forth in the Plan.

        2. Performance Cycle. The Performance Cycle with respect to the Award shall be the three consecutive calendar year period commencing January 1, 2005, and ending December 31, 2007.

        3. Performance Objectives. The Performance Objectives applicable to the Award shall be those financial performance criteria, and the targeted level or levels of performance with respect to such criteria, as set forth on Exhibit "A" attached hereto and incorporated herein by this reference.

        4.  Payments.

            (a) Administrator's Determination. At the end of the Performance Cycle, the Administrator shall determine the number of Performance Shares earned under this Agreement, between zero (0) and 1.5 times the number of Performance Shares in the Award, based upon the levels of achievement of the Performance Objectives during the Performance Cycle (the "Performance Shares Earned"). The Compensation Committee shall make this determination, which shall be certified in writing and shall be final, conclusive and binding upon BellSouth and Employee.

            (b) Payment for Performance Shares Earned. Employee shall be paid in cash an amount determined by multiplying the number of Performance Shares Earned by the end of period share price defined as the average of closing prices quoted on the New York Stock Exchange (NYSE) for all trading days during the period beginning on October 1, 2007 and ending on December 31, 2007 (the "EOP Share Price"). The amount so determined shall be paid as soon as administratively practicable after the certification by

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        the Compensation Committee, but in no event later than two and one-half
        (2 1/2) months following the end of the Performance Cycle.

            (c) Dividends. In addition, Employee shall be paid an amount determined by multiplying the number of Performance Shares Earned by the amount of cash dividends that were paid on one Share (acquired on the first day of the Performance Cycle) during the Performance Cycle. This amount shall be paid as soon as administratively practicable after the certification by the Compensation Committee, but in no event later than two and one-half (2 1/2) months following the end of the Performance Cycle.


        5. Death, Disability or Retirement. In the event of a termination of Employee's employment with BellSouth or any Subsidiary, or any employer described in Paragraph 11 (also referred to herein as a "Subsidiary"), during the Performance Cycle by reason of: (i) death of Employee; (ii) "Disability" (as defined in the Plan); or (iii) retirement which entitles Employee to a "Service Pension" under the terms of either the BellSouth Personal Retirement Account Pension Plan or the BellSouth Supplemental Executive Retirement Plan (or both), or a retirement pension under any alternative plan maintained by Employee's employer which BellSouth determines to be comparable to such a Service Pension, and not for "Cause" (as defined in the Plan), Employee or his or her Beneficiary, as the case may be, shall be entitled to prorated payments under this Agreement. Such payments shall equal the sum of (a) and (b):

            (a) the product of (x) the amount described in Paragraph 4(b) above, multiplied by (y) a fraction, the numerator of which is the number of whole or partial calendar months elapsed between January 1, 2005, and the date of Employee's termination of employment, and the denominator of which is thirty-six (36); such amount to be paid at the times described in Paragraph 4(b) above; and

            (b) the amount determined by multiplying the number of Performance Shares Earned by the amount of cash dividends that were paid on one Share (acquired on the first day of the Performance Cycle) through the date of Employee's termination of employment; such amount to be paid at the time described in Paragraph 4(c) above.


        6. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a "Change in Control" (as defined in the Plan),
(i) the Performance Cycle described in Paragraph 2 above shall end on the last day of the calendar quarter most recently preceding (or coincident with) the occurrence of the Change in Control (referred to hereinafter as the "Modified Performance Cycle"), (ii) Employee shall be entitled to a payment equal to the amount determined for the Modified Performance Cycle pursuant to Paragraph 4(b) above, with the EOP Share Price for purposes of this Paragraph 6 defined as the average of closing prices quoted on the NYSE for all trading days during the 90-day period immediately preceding the date of the Change in Control, multiplied by a fraction, the numerator of which is the number of whole or partial calendar months elapsed during the Modified Performance Cycle, and the denominator of which is thirty-six (36), and (iii) Employee shall be entitled to an amount determined by multiplying the number of Performance Shares Earned by the amount of cash dividends that were paid on one Share (acquired on the first day of the Performance Cycle)

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during the Modified Performance Cycle.  Such amounts shall be paid as soon as administratively practicable after the end of the Modified Performance Cycle, but in no event later than six (6) months after such date.

        7. Forfeiture. In the event Employee terminates employment with BellSouth and its Subsidiaries, under circumstances other than those described in Paragraph 5 above, prior to the date on which an amount is payable hereunder, Employee shall forfeit all of his interest in the Award except to the extent previously paid.

        8. Employment and Termination. Neither the Plan, this Agreement nor any related documents, communications or other material shall give Employee the right to continued employment by BellSouth or by any Subsidiary or shall adversely affect the right of any such company to terminate Employee's employment with or without cause at any time.

        9. Tax Withholding. BellSouth or any Subsidiary shall have the right to withhold from any payment to Employee, require payment from Employee, or take such other action which such company deems necessary to satisfy any income or other tax withholding or reporting requirements arising from this Award of Performance Shares, and Employee shall provide to any such company such information, and pay to it upon request such amounts, as it determines are required to comply with such requirements.

        10. Jurisdiction and Venue. Acceptance of this Agreement shall be deemed to constitute Employee's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

        11. Certain Employment Transfers. In the event Employee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a "Subsidiary" as defined in the Plan, then Employee shall not be deemed to have terminated his employment under this Agreement until such time, if any, as Employee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Employee's assignment, or Employee otherwise fails to meet the terms of Employee's assignment, at which time Employee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under this Agreement.

        12. Non-Transferability. Performance Shares may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

        13. Miscellaneous

            (a) Employee's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan.

            (b) This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference

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        in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall supercede and replace the conflicting terms of this Agreement.

            (c) The Plan and this Agreement shall be governed by the laws of the State of Georgia.


        IN WITNESS WHEREOF, BellSouth has executed this Agreement as of the date first written above.

                                        BELLSOUTH CORPORATION:



                                        By:  ___________________________________
                                        Title:  Vice President - Human Resources


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                                                                       Exhibit A
                                                                     Page 1 of 2

                             Performance Objectives
                   2005-2007 BellSouth Performance Share Plan

Total Shareholder Return (TSR) Measure - 50% of BellSouth Performance Share
Award

         The payout percentage for 50% of the Performance Share Award shall be based on BellSouth's annualized total shareholder return ("TSR")1 for the Performance Cycle versus the annualized total shareholder return of the S&P 500 Integrated Telecommunications Index (S5ITEL) based on the following chart:

         ---------------------------------------------------------------
                  BellSouth Percentage
                  Points Above / Below                  Payout
            S&P 500 Integrated Telecom Index          Percentage
         ---------------------------------------------------------------
                           < x                       0% of Target
                         x to x                      50% of Target
                         x to x                      60% of Target
                         x to x                      70% of Target
                         x to x                      80% of Target
                         x to x                      90% of Target

                         x to x                     100% of Target
                         x to x                     110% of Target
                         x to x                     120% of Target
                         x to x                     130% of Target
                         x to x                     140% of Target
                           > x                      150% of Target
         ---------------------------------------------------------------

Return on Investment (ROI) Measure - 50% of BellSouth Performance Share Award

         The payout percentage for remaining 50% of the Performance Share Award shall be based on BellSouth's return on investment (ROI) (excluding Cingular) based on the attached chart.
         ROI is calculated as: After-Tax Operating Income divided by Average Invested Capital.2

         ---------------------------------------------------------------
                        BellSouth
                                                       Payout3
                   3-Year Average ROI                 Percentage
         ---------------------------------------------------------------
         ---------------------------------------------------------------
                          < x%                       0% of Target
                            x%                      50% of Target
                            x%                      63% of Target
                            x%                      75% of Target
                            x%                      88% of Target
                         x% - x%                   100% of Target
                            x%                     113% of Target
                            x%                     125% of Target
                            x%                     138% of Target
                         >= x%                     150% of Target
         ---------------------------------------------------------------

Performance Shares Earned shall be based on a simple average of the TSR and ROI payout percentages. The Executive Nominating and Compensation Committee can exercise discretion to adjust awards downward.







--------
1 Annualized TSR (includes price appreciation + dividends) from 1/1/2005 - 12/31/07. A more precise definition is attached.
2 Average Invested Capital = Average Net Property, Plant, and Equipment + Average Net Working Capital (excluding Short-Term Debt and Cash) + Average Net Intangible Assets.
3 For 3-year average ROI results between those shown, the payout percentage will be calculated proportionally between the percentages reflected.

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                                                                       Exhibit A
                                                                     Page 2 of 2

                     1/1/2005 - 12/31/2007 Performance Cycle
                   3-Year Annualized BellSouth TSR Calculation


1. Total Shareholder Return (TSR) for the 3-Year Performance Cycle is calculated as follows:
         The Performance Cycle is defined as 1/1/2005 through 12/31/2007. The total shareholder return (TSR) for the purpose of this Award is calculated by taking the difference between the end of period (EOP) share price and the beginning of period (BOP) share price and adding to the result the sum of dividends paid on a share of BellSouth stock during the Performance Cycle (period dividends). The resultant calculation is then divided by the beginning of period (BOP) share price, the result being the total shareholder return for the period (Period TSR). Beginning of period (BOP) share price shall be defined as the average of closing prices quoted on the New York Stock Exchange
         (NYSE) for all trading days beginning on 10/1/04 and ending on 12/31/04. End of period (EOP) share price shall be defined as the average of closing prices quoted on the New York Stock Exchange (NYSE) for all trading days beginning on 10/1/07 and ending on 12/31/07.

2.       3-Year Annualized TSR is then calculated as follows:
         The Period TSR from above is then added to the number one (1) and raised to the 1/3 power. The number one (1) is subtracted from the result and that result is multiplied by 100 and expressed as a percentage.

         3-Year Annualized TSR expressed as formulas:
         a. Period TSR = (EOP share price - BOP share price + period dividends)/BOP share price
         b.  3-Year Annualized TSR = ((1+Period TSR)^(1/3)-1)*100

3.       BellSouth TSR Performance will be measured against;
         The performance of BellSouth during the Performance Cycle will be measured against the performance of the S&P 500 Integrated Telecommunications Index (ticker symbol: S5ITEL). The method of calculating both Period TSR and 3-Year Annualized TSR for the index will be the same as outlined in numbers (1) and (2) above.